Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-89887, 333-89889, 333-37810, 333-62072, 333-83502, 333-91558, 333-116452, 333-139255, 333-155423, 333-159340, 333-174577, 333-179789, 333-180088, 333-188989, 333-194278 and 333-204208) of Akamai Technologies, Inc. of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2017